UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2004

UNITED INDUSTRIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-4252	95-2081809
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

124 INDUSTRY LANE, HUNT VALLEY, MD		21030
(Address of principal executive offices)		(Zip Code)

(410) 628-3500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.02. Termination of a Material Definitive Agreement.

Effective December 23, 2004, United Industrial Corporation (the “Company”) and AAI Corporation, Detroit Stoker Company, AAI Services Corporation and AAI/ACL Technologies, Inc. (the “Subsidiaries”, and with the Company, the “Borrowers”) terminated the Loan and Security Agreement dated as of June 28, 2001, as amended, with Fleet Capital Corporation.  The Company is currently  negotiating a larger and more flexible credit facility.

In September 2004, the Company raised  $120 million from the issuance of its 3.75% convertible senior notes due 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Industrial Corporation

By:	/s/ James H. Perry
James H. Perry
Chief Financial Officer,
Vice President and Treasurer

Date:  December 28, 2004